                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 1, 2002


--------------------------------------------------------------------------------


                        AQUIS COMMUNICATIONS GROUP, INC.
             (Exact name of registrant as specified in its charter)


              Delaware               000-33343            22-3281446
    ----------------------------    -----------     -------------------------
    (State or other jurisdiction    (Commission          (IRS Employer
         of incorporation)          File Number)      Identification Number)


                                 1719A Route 10
                                    Suite 300
                          Parsippany, New Jersey 07054
                    (Address of principal executive offices)

                                 (973) 560-8000
              (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS.

On February 27, 2002, the Registrant ("Aquis" or the "Company") issued a press release reporting the execution of a term sheet with its principal lender, FINOVA Capital Corporation ("FINOVA"), outlining the terms for the restructuring of its debt. On April 2, 2002, the Registrant filed its Annual Report under the Securities Exchange Act of 1934 for its fiscal year ended December 31, 2001, and reported amendments to those terms. On July 1, 2002, the Registrant, its subsidiaries and certain creditors entered into agreements defining the final terms of that previously-reported restructuring. The Company issued a press release on July 2, 2002 announcing the completion of these agreements.

Restructuring and related agreements have been executed and are filed herewith that will reduce the Company's outstanding debt, allow the payment of the restructured obligations in the normal course of business, provide Aquis' institutional lenders with equity in the Company, and will result in a change in control of Aquis. Upon satisfaction or waiver of contractual contingencies and approval by the Federal Communications Commission for the transfer of indirect control of Aquis' paging licenses, FINOVA, the Company's senior secured lender, through an affiliate, Desert Communications I, LLC, will acquire a 79.99% equity interest and voting control of Aquis, along with two secured notes in the total principal amount of $9,000,000. In exchange, all other existing outstanding debt due to FINOVA will be cancelled. Simultaneously, AMRO International, S.A. ("AMRO"), the Company's unsecured lender, will acquire a 9.9% equity interest in Aquis and an unsecured subordinated note in the principal amount of $1,000,000 in exchange for the forgiveness of all obligations due under the 11% Convertible Debenture previously outstanding and the cancellation of all outstanding warrants held by it. The final component of this restructuring will provide the current holders of Aquis' 7.5% Redeemable Preferred Stock with a new issue of non-convertible redeemable preferred stock in the face amount of $300,000. Further details of this restructuring are as follows:

FINOVA has agreed to exchange all obligations due from Aquis under its Loan Agreement and Note dated December 31, 1998, as subsequently amended, and its Equipment Lease dated as of March 31, 1999, including accrued interest, fees and other cost reimbursements due it. In return, FINOVA will receive from Aquis:

o A Restructured Senior Secured Promissory Note (the "Tranche A" note) in the amount of $7,000,000, maturing on June 30, 2006, bearing interest at the prime rate plus 3.5% but not less than 9%,

o A Senior Secured Subordinated Note in the amount of $2,000,000 (the "Tranche B note"), maturing on June 30, 2006, bearing interest at 15%, and providing that no payment of any amount under this note will be required in the event that the Tranche A note is paid in full under specified conditions not later than March 31, 2006,

o Shares of Aquis Senior Convertible Preferred Stock granting conversion rights into shares of Aquis common stock providing an equity interest of 74.99% on a fully diluted basis,

o Warrants to purchase additional shares of Aquis common stock representing an additional 5% interest in the Company at an exercise price of $0.01 per share. These warrants will consist of two series: Series A warrants that expire ten years after the date of grant, and, Series B warrants that expire ten years after the date of grant, or, if earlier, on the date that the Tranche A note is paid in full on or before March 31, 2006,

o Financial covenants including limits on capital expenditures and minimum operating profits. Minimum required operating profits will be measured based on the ratio of the outstanding principal balance of the Restructured Senior Secured Promissory Note to EBITDA. During the years 2002 through 2006, respectively, that ratio of debt to EBITDA may not exceed 4.0 to 1,
     2.35 to 1, 1.61 to 1, 1.07 to 1 and .68 to 1.

o    The right to appoint to appoint 3 of 5 members to the Board of Directors.

AMRO has agreed to exchange all of its interests in its 11% Convertible Debenture dated April 3, 2000, including $2,000,000 of principal and related accrued interest and the cancellation of all outstanding warrants held by it. In return, AMRO will receive from Aquis:

o An Unsecured Promissory Note, without conversion rights, in the amount of $1,000,000, maturing two years subsequent to the Tranche A note provided to FINOVA, currently on June 30, 2008 and bearing interest at 10%,

o Shares of Aquis Senior Convertible Preferred Stock granting conversion rights into shares of Aquis common stock, and, warrants to purchase additional shares of Aquis common stock granting an exercise price of $0.01 and expiring ten years after the date of grant. The stock and warrants provide an aggregate equity interest in the Company of 9.9% on a fully diluted basis,

o    The right to appoint 1 of 5 members to the Board of Directors.

Existing holders of Aquis' 7.5% Redeemable Preferred Stock in the face amount of $1,500,000 plus unpaid accrued dividends have executed agreements providing for the exchange of those securities for new securities. These holders will receive Aquis Redeemable Preferred Stock, non-convertible, with a face value of $300,000, accruing dividends at the annual rate of 10% and redeemable two years subsequent to the payment in full of the Unsecured Promissory Note to AMRO. As anticipated at this time, that maturity date is June 30, 2010. These holders receive no rights to appoint members to the Board of Directors.

As a result of and concurrent with execution of the restructuring agreements, John B. Frieling has resigned as Chief Executive Officer of Aquis, and Eugene I. Davis has assumed the dual roles of President and CEO. Mr. Frieling will remain on the Board of Directors until FCC approval is granted for the change in control of Aquis' FCC licenses and closing of the transactions specified in the restructuring agreements, at which time he will resign. As of the date of this notice, neither FINOVA nor AMRO have designated their nominees to the Board of Directors.

Certain statements in this notice constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements involve risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (b) Unaudited Pro Forma Balance Sheet of Aquis Communications Group, Inc. as of March 31, 2001 adjusted to reflect the consummation of the Restructuring as of that date


         (c)      Exhibits

         10.71 Restructuring Agreement by and among Aquis Communications Group, Inc., Desert Communications I, LLC and FINOVA Capital Corporation dated July 1, 2002

         10.72 Form of Second Amended and Restated Loan Agreement between Aquis Wireless Communications, Inc. and FINOVA Capital Corporation

         10.73 Form of Preferred Share Exchange Agreement by and among Aquis Communications Group, Inc. and each holder of Aquis' 7.5% Redeemable Preferred Stock

         10.74 Securities Exchange Agreement dated as of July 1, 2002 by and between Aquis Communications Group, Inc. and AMRO International, S.A.

         10.75 Severance Agreement and Release and Waiver of Claims between John B. Frieling and Aquis Communications Group, Inc. dated as of July 1, 2002

ITEM 7(b)


                        AQUIS COMMUNICATIONS GROUP, INC.
              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


The accompanying Unaudited Pro Forma Consolidated Balance Sheet (the "Pro Forma Balance Sheet") as of March 31, 2002 gives effect to the restructuring of the Company's debt and equity as if this transaction took place on March 31, 2002. The Pro Forma Balance Sheet is based on the historical financial position of Aquis Communications Group, Inc. ("Aquis") as of March 31, 2002 and the terms specified in the various agreements that together effect the restructuring of the outstanding debts due by Aquis to its affected creditors. The Pro Forma Balance Sheet and accompanying notes (the "Pro Forma Financial Information") should be read in conjunction with, and are qualified by, the historical financial statements of Aquis and notes thereto as of and for the year ended December 31, 2001 and for the period ended March 31, 2002.

The Pro Forma Financial Information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations that would have occurred had the transactions been consummated on the transaction date implicit in the Pro Forma Financial Information.

AQUIS COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
MARCH 31, 2002
(IN THOUSANDS, EXCEPT FOR SHARE INFORMATION)

                                                                                 Historical         Pro Forma          Restructured
                                                                                   Aquis           Adjustments          Pro Forma
                                                                               -------------      -------------       -------------
ASSETS
Current assets:
  Cash and cash equivalents ...............................................    $       1,646    $      (1,059) (E)    $         587
  Accounts receivable, net ................................................            1,816                                  1,816
  Inventory, net ..........................................................              476                                    476
  Prepaid expenses and other current assets ...............................              640                                    640
                                                                               -------------                          -------------
      Total current assets ................................................            4,578                                  3,519
Property and equipment, net ...............................................            3,802                                  3,802
Intangible assets, net ....................................................            2,058                                  2,058
Deferred charges and other assets .........................................              449             (319) (A)              130
                                                                               -------------                          -------------
        Total assets ......................................................    $      10,887                          $       9,509
                                                                               =============                          =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long term debt ....................................    $      28,195          (28,168) (A)    $         747
                                                                                                          720  (A)
  Notes payable ...........................................................            2,000           (2,000) (B)             --
  Accounts payable and accrued expenses ...................................            2,800              (29) (A)            2,771
                                                                                                        1,059  (D)
                                                                                                       (1,059) (E)
  Accrued interest ........................................................            4,660           (4,213) (A)               13
                                                                                                         (434) (B)
  Deferred revenue ........................................................              558                                    558
  Customer deposits .......................................................              253                                    253
                                                                               -------------                          -------------

      Total current liabilities ...........................................           38,466                                  4,342

Restructured Senior Secured Promissory Note ...............................                              8,651 (A)            8,651
Senior Secured Subordinated Note ..........................................                              3,216 (A)            3,216
Unsecured Promissory Note .................................................                              1,608 (B)            1,608
Long term debt ............................................................              535                                    535
                                                                               -------------                          -------------

Total liabilities .........................................................           39,001                                 18,352
                                                                               -------------                          -------------

Commitments and contingencies

7.5% Redeemable Preferred Stock, $0.01 par value, 100,000 shares authorized,                              543  (C)
  15,000 shares issued at December 31, 2001 ...............................            1,744           (1,744) (C)              543
                                                                               -------------                          -------------

Stockholders' equity:
  Common stock, $0.01 par value, 75,000,000 shares authorized, 18,158,767                               1,437  (A)
  issued and outstanding at March 31, 2002 and December 31, 2001 ..........              182              179  (B)            1,798
  Additional paid-in capital ..............................................           17,838           (1,291) (A,B)         16,547
  Accumulated deficit .....................................................          (47,878)          20,147  (A-D)        (27,731)
                                                                               -------------                          -------------

  Net stockholders' equity ................................................          (29,858)                                (9,386)
                                                                               -------------                          -------------

        Total liabilities and stockholders' equity ........................    $      10,887                          $       9,509
                                                                               =============                          =============


  Book value per share ....................................................    $       (1.64)                         $       (0.05)
                                                                               =============                          =============

  Shares outstanding .................................................            18,158,767                            179,773,589
                                                                               =============                          =============

                        AQUIS COMMUNICATIONS GROUP, INC.
             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


Aquis Communications Group, Inc. has executed agreements with its institutional lenders and holders of its 7.5% Redeemable Preferred Stock under which its obligations to those creditors will be restructured, subject to Federal Communications Commission approval and other specified conditions. Those agreements provide for the issuance of Aquis common stock in exchange for significant reductions in Aquis' outstanding debt to its institutional lenders and holders of its 7.5% Redeemable Preferred Stock.

Pro forma adjustments to the consolidated balance sheet as of March 31, 2002 reflecting the effects of this restructuring as if it had been consummated on that date are presented below. The amount of the restructured debt and the obligations under the new issue of preferred stock has been determined based on their face or stated values.

(A) Reflects the issuance of a 79.99% equity interest in Aquis common stock, warrants and two senior secured notes payable to FINOVA in exchange for the cancellation of all other outstanding debt due to Aquis' senior institutional lender. The new notes issued to FINOVA include a Restructured Senior Secured Promissory Note and a Senior Secured Subordinated Note in the principal amounts of $7,000,000 and $2,000,000, respectively. This equity interest is provided primarily (74.99%) through the issuance of Convertible Preferred Stock. An additional 5% is represented by Warrants exercisable at $0.01 and expiring ten years from the date of issue, or, if earlier, on the date that the Senior Secured Promissory Note is paid in full if prior to its maturity date. The issue date will coincide with the date of FCC approval.

         The Restructured Senior Secured Promissory Note matures on June 30, 2006, bears interest at the prime rate plus 3.5% but not less than a minimum of 9%, and requires quarterly payments of interest in arrears. This note also requires annual principal repayments in an amount that is the greater of $250,000 or 50% of Aquis' Excess Cash Flow, as defined.

         The Senior Secured Subordinated Note also matures on June 30, 2006. This note requires the accrual of interest at 15%, and provides that all accrued interest and the full amount of principal is due and payable on the maturity date, unless the Restructured Senior Secured Promissory Note is paid in full on or before March 31, 2006. If that note is paid in full at that date, then all amounts due under this Subordinated Note will be forgiven and the Warrants will be cancelled.

(B) Reflects the issuance of a 9.9% equity interest in Aquis common stock and an unsecured note payable to AMRO in exchange for cancellation of all payment obligations under the 11% Convertible Debenture held by AMRO.

         The Unsecured Promissory Note is issued in the principal amount of $1,000,000, bears interest at 10%, matures two years after the payment in full of the Senior Secured Promissory Note due to FINOVA, and carries no conversion rights. Payment of all interest accrued during the periods during which FINOVA's Senior Secured Promissory Note are outstanding is deferred until the maturity date of this Unsecured Promissory Note. Upon payment of FINOVA's note in full, quarterly interest payments are to begin.

(C) Reflects the exchange of all outstanding shares of Aquis' 7.5% Redeemable Preferred Stock for shares of a new issue of non-convertible Aquis 10% Redeemable Preferred Stock in the face amount of $300,000. This issue will be redeemable two years after the repayment of all amounts due to FINOVA and AMRO under terms of their restructured notes. Cash dividends accruing during the time that amounts are outstanding and due to FINOVA and AMRO are deferred to the maturity date of this preferred stock. Annual dividends are payable in cash during the two years following the retirement of the amounts due to FINOVA and AMRO.

(D) Reflects the accrual of estimated investment banking, legal, consulting fees and other costs to complete this restructuring. Total investment banking fees incurred for this transaction, including those accrued or previously paid, total approximately $906,000. The investment banking fees incurred are based on the total amount of debt restructured. Accordingly, as interest accrues each month subsequent to the date of the accompanying proforma balance sheet, the amount of this fee will also increase at the rate of 2% of such increase.

(E) Reflects use of cash required to pay accrued expenses associated with this restructuring.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

                                AQUIS COMMUNICATIONS GROUP, INC.



                                By:      /s/ Eugene I. Davis
                                         ---------------------------------------
                                         Eugene I. Davis
                                         President and Chief Executive Officer

                                Date:    July 16, 2002

                                By:      /s/ D. Brian Plunkett
                                         ---------------------------------------
                                         D. Brian Plunkett
                                         Chief Financial Officer

                                Date:    July 16, 2002